EXHIBIT 10.2

DST Systems, Inc. 333 West 11th Street Kansas City, MO 64105 816.435.1000 www. dstsystems.com

Separation Agreement

28 November 2012

Thomas Abraham

15 St. John’s Wood Road
St. John’s Wood,

London NW8 8RB

Dear Tom:

In recognition of your service to the organization, your retirement from your position with DST Global Solutions Limited and your employment by DST Technologies, Inc. (the “Company”), we are offering you the special separation agreement set forth in this letter and its addenda, including the Compromise Agreement attached as Addendum A, which collectively with this letter and its other addenda is the “Separation Agreement.”  The financial terms of this letter have been the subject of extensive discussions with you and have been approved by the Compensation Committee of the Board of Directors of DST Systems, Inc. (“DST”), a Delaware corporation and the direct or indirect parent of DST Global Solutions Limited and the Company.  This type of agreement is normal practice when we offer a special separation package.  The Separation Agreement confirms in writing and makes clear the commitments by you and the Company (and its affiliated entities).

1.                                      Your employment with the Company, your affiliation with DST, and your position with DST Global Solutions Limited will end on December 31, 2012.  Regardless of whether you sign this letter and Addendum A, you will be paid your normal compensation through December 31, 2012 and any other rights, compensation and benefits to which you would be entitled if you decide not to sign this Separation Agreement; provided, however, that the payouts of the following other benefits are as follows:

a.  Your unvested deferred cash balance previously received under the Annual Incentive Award Program for the 2011 performance year (“Incentive Program Balance”) will vest on December 31, 2012 and will be paid out as soon as administratively practical after June 30, 2013, with the payout amount subject to gains and losses in your account and, if you sign the Separation Agreement, to the tax gross up described in Section 2.  This payout to you (a “specified employee” under U.S. tax laws), is delayed for six months from your termination date under Section 409A of the Internal Revenue Code.

b.  As described in and subject to Addendum B, the Company will pay you the estimated tax equalization true-up amount, if any, calculated by Deloitte (London) on “Non-Retirement Pay” (as defined in that addendum).  Subject to your execution of this Separation Agreement no later than November 21, 2012, and as provided in that addendum, the Company will endeavor to make the payment by December 31, 2012.

c. If you sign the Separation Agreement, then you will not receive a separate vacation accrual payout; rather, a vacation accrual amount has been included in the lump sum amount in Section 2 of this Separation Agreement.

If you sign this Separation Agreement, you will have a binding agreement with the Company on the terms set forth in the remainder of this Separation Agreement.

2.                                      If you sign the Separation Agreement, and subject to its terms and conditions, the Company will pay you the lump sum amount in row (K) of the table below and remit the amounts in rows (G) and (I) of the table to the UK taxing authorities on your behalf.

The row (K) payout will occur in the last week of December 2012 provided that you sign the Separation Agreement and it has become final as provided in Section 11 by December 15, 2012. The estimated tax remissions will occur pursuant to DST Global Solutions Limited’s normal timing for such remissions.

Also, if you sign the Separation Agreement, the Incentive Program Balance will, upon payout in July 2013, be grossed up at the highest UK tax rate at the time of payment. The actual amount to be grossed up and paid depends on account gains/losses and applicable tax rates and will be determined as of the payout date.

		Amounts in U.S. Dollars ($)
A.	2 years of base salary as provided in the Employment Agreement	624,000
B.	Lump Sum Payment in Consideration of 2013 Ex Pat-Related Expenses and 2012 attorney review of the Separation Agreement	277,500
C.	Amount in consideration of accelerating retirement date	1,158,056
D.	Vacation Accrual Payout	29,998
E.	Contingent Tax Protected Payouts - Sum of COBRA, health and life insurance premium amounts	68,700
F.	Gross Retirement Income (sum of rows (A) - (E))	2,158,254
G.	Estimated Tax on row (B) to be Withheld and Remitted by DST Global Solutions to the UK (apply UK conversion rate as of 12/1/12)	144,300
H.	Retirement Income for which U.S. Hypo Withholding (row (J) (This is an amount equal to row (F), less row (E) (these amounts are tax protected), less row (B) (tax equalization is not occurring on this row)	1,812,054
I.	Estimated Tax on an income amount equal to row (F) less row (B) to be Remitted by DST Global Solutions to the UK (apply UK conversion rate as of 12/1/12)	1,207,493
J.	Estimated Hypothetical U.S. withholdings on rows (A), (C), and (D)	766,145
K.	TOTAL NET CASH PAYOUT (This is an amount equal to row (F), less row (G), less row (J))	1,247,809

You will not receive any other payments from any DST Entity other than the normal compensation/benefits described in Section 1 (which you agree do not and shall not include any expenses for 2013, except for a tuition bill that the Company has already paid) and the payments in this Section 2.  No tax equalization will occur except as set forth in the table above and described in Addendum B which, upon your execution of the Separation Agreement, governs all further tax equalization matters between you and the Company.  By signing this Separation Agreement, you acknowledge that amounts paid to you in this Section 2 are adequate consideration for the promises and agreements set forth in this Separation Agreement.

You further agree that as a condition for any payment under this Section 2, you shall sign and agree both to this letter and to the Compromise Agreement attached as Addendum A, and that any reference in this letter to signing of the Separation Agreement requires your execution of both this letter and the Compromise Agreement.

3.                                      By signing this Separation Agreement, you indicate that this Separation Agreement is satisfactory and that, subject to the specific exclusions set forth in this Section 3, you will not assert any claims against the Company, DST, DST Global Solutions Limited and/or their predecessors, successors, assigns, parents, subsidiaries, joint ventures, or affiliated entities, and/or the shareholders, directors, officers, managers, partners, employees, or agents of any of the foregoing (each such released person or entity referred to for purposes of this Separation Agreement as “DST Entity”) or against any benefit, award, incentive, commission or other plan of any DST Entity, the administrator, trustee, fiduciary, or administrative committee thereof, or any person associated with any of the foregoing (each such released plan, committee, entity or person referred to for purposes of this Separation Agreement as a “Plan”).

This means that, except for the specific exclusions set forth in this Section 3, when you sign at the bottom of this Separation Agreement, you are thereby forever releasing and waiving any and all claims and causes of action of any kind or nature for money or for any other form of personal relief, that you have or may have against any DST Entity or against any Plan, based on any events or circumstances arising or occurring on or before the date of your execution of this Separation Agreement, whether known or unknown, suspected or unsuspected, even if you did not know of or suspect the existence of such a right or claim until after this Separation Agreement is signed and becomes effective, that relate in any way to your employment, to the ending of your employment, or to any Plan.  This release includes, but is not limited to, any and all claims under any federal, state or local common law or under any federal, state or local statute, regulation or ordinance, including, but not limited to, claims of breach of an express or implied contract (including your Employment Agreement), claims of breach of the covenant of good faith and fair dealing, claims of defamation or other tort type claims, and any and all claims of unlawful discrimination, harassment, retaliation or other unlawful conduct under Title VII of the Civil Rights Act of 1964, 42 U.S.C. §2000e et seq.; Civil Rights Act of 1866, 42 U.S.C. §1981; Americans With Disabilities Act, 42 U.S.C. §12101 et seq.; Age Discrimination in Employment Act, 29 U.S.C. §621 et seq.; Family and Medical Leave Act, 29 U.S.C. 2601 et seq.; Employee Retirement Income Security Act, 29 U.S.C. §1001 et seq.; New York State Human Rights Law (New York Executive Law); New York City Administrative

Code; Missouri Human Rights Act, Mo. Rev. Stat. § 213.010 et seq.; or Civil Rights Ordinance of Kansas City, Missouri (Ordinance #53581, Chapter 26, Article IX, 26.201-26.236); or under any other federal, state or local statutory or common law.

You further agree that you are forever releasing, forfeiting and waiving any and all (a) rights (including without limitation vesting, dividend equivalent granting, share issuance and exercise rights) to the following awards, which shall lapse; and (b) claims and causes of action pertaining to, or under the governing agreements (“Award Agreements”) for, the following awards:

(a) your performance-vesting options granted December 14, 2009, regardless of whether goals are ultimately certified as achieved for 2012 or any other performance years;

(b) your time-vesting options granted December 1, 2011 (including that portion of the grant that would otherwise have vested December 1, 2012 which is forfeited under the terms and conditions of this letter even though you will be employed on December 1, 2012);

(c) your performance-vesting Restricted Stock Units (“RSUs”) and all additional RSUs granted or to be granted as dividend equivalents thereon (specifically performance-RSUs granted on March 22, 2010, February 24, 2011 and December 1, 2011, and related dividend equivalent RSUs);

(d) your time-vesting RSUs granted February 24, 2011 and all additional RSUs granted or to be granted as dividend equivalents thereon;

(e) the granting of any Annual Incentive Program award based on goal achievement for the 2012 performance year; and

(f) any other awards or award vesting with the exception of the vesting as of December 31, 2012 of your Incentive Program Balance, for which payout will be delayed as provided in Section 1.

This release of claims does not include any of the following claims that you have or might have:

a)                                     any rights or claims related to benefits vested and/or accrued at the time you sign this release of claims under the DST Welfare Benefit Plan, DST Systems, Inc. 401(k) Profit Sharing Plan, DST Employee Stock Ownership Plan, or DST Systems, Inc. 2000 Employee Stock Purchase Plan, which rights and claims are governed by the terms of each plan;

b)                                     the right to continued benefits upon your payment of premiums in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”);

c)                                      any claim to receive workers’ compensation benefits or unemployment insurance, in accordance with applicable law;

d)                                     any claim to enforce the terms of the Separation Agreement;

e)                                      any rights or claims that arise after the execution of the Separation Agreement, except that if you sign the Separation Agreement, you agree to the ending of your employment on December 31, 2012 and that this release specifically includes all claims related to the ending of your employment; or

f)                                       any claim that cannot be waived as a matter of law.

In addition, nothing in this Separation Agreement shall interfere with your right to file a charge with, or participate in an investigation or proceeding before the Equal Employment Opportunity Commission (“EEOC”) or any other federal, state or local regulatory or law enforcement agency.  However, the consideration provided to you in this Separation Agreement shall be the sole relief provided to you for the claims that are released by you in this Separation Agreement, and you expressly acknowledge and agree to waive, surrender, and give up any personal monetary benefits or recovery against any DST Entity in connection with any such claim, charge, or proceeding without regard to how the charge, investigation, or proceeding was initiated.

4.                                      You agree that you shall not disclose, reveal, or divulge to any person or entity, and you shall not use, any “Confidential Information,” “Inventions,” or “Works” (each as defined in this Section) for any purpose.

“Confidential Information” means trade secrets and other valuable non-public information relating to any DST Entity or Plan (as defined in Section 3 of this Separation Agreement), including without limitation, the following: (a) inventions, products, designs, prototypes, data, models, file formats, interface protocols, documentation, formulas, improvements, discoveries, methods, computer hardware, firmware and software, source code, object code, programming sequences, algorithms, flow charts, test results, program formats and other works of authorship relating to or used in the current or prospective business or operations of any DST Entity, all of which is Confidential Information, whether or not patentable or made on DST Entity premises or during normal working hours; (b) strategies of any DST Entity including without limitation strategies pertaining to data security, processing errors, intellectual property protection, regulatory compliance, business interruption, contract or dispute negotiation or management of liability, fraud and other risk; (c) the identity of or information pertaining to DST Entity suppliers or employees; (d) information that is proprietary and/or sensitive including without limitation information pertaining to form contracts or provisions thereof, pending contracts or amendments to current contracts, unannounced services or products or the development thereof, employee compensation benefits, sales, marketing, or operating plans, or claims, disputes, errors or litigation; (e) information identifying or pertaining to DST Entity customers or prospective customers or their services, products, accounts, clients, shareowners, account holders, requirements, or operating procedures and including without limitation client lists, pricing information, referral source lists, presentations to actual and proposed clients, past, current, or proposed contracts, unannounced services or products, sales projections, marketing, sales, negotiation and pricing plans and strategies, techniques of operation; (f) the business strategies, trade secrets, and information, including financial, account, account holder, member, client, product, service or other information, of current and prospective suppliers and clients; (g) financial information relating to any DST Entity including without limitation budget, projection, profit margin and financing information; and (h) any other non-public information obtained as a consequence of employment by a DST Entity or otherwise.

“Inventions” mean all discoveries, improvements, and inventions relating to or used in the past, current or prospective business or operations of any DST Entity, whether or not patentable, which were created, made, conceived or reduced to practice by you or under your direction or jointly with others during your employment by a DST Entity, whether or not during normal working hours or on the premises of a DST Entity, or were created by others and disclosed to you.

“Works” mean all original works fixed in a tangible medium of expression by you or under your direction or jointly with others during your employment by a DST Entity, whether or not during normal working hours or on the premises of a DST Entity, and relating to or used in the past, current or prospective business or operations of a DST Entity.  You agree to cooperate with any DST Entity in providing information and assistance on any matters that you worked on during your employment.

You agree to continue to abide by and conform to the terms and conditions of the DST Systems, Inc. Business Ethics and Legal Compliance Policy (the “Ethics Policy”), and to comply with your duty of loyalty and other legal obligations.

5.                                      Subject to your execution of the Separation Agreement, you are excused from the non-compete obligations in your Employment Agreement and Award Agreements.

You further agree that for the period through June 30, 2014, you shall not, without the express written consent of the President of DST directly or indirectly solicit business that is in any way competitive with the business of any DST Entity from any person or entity which was either a) a “Selected Customer” of any DST Entity as of December 31, 2012, or b) a prospective “Selected Customer” of a DST Entity to which a DST Entity made a proposal to do business between January 1, 2011 and December 31, 2012.  “Selected Customer” means a customer or potential customer with business or a location in Europe, Asia, the Middle East or Australia of any DST Entity product or service that pertains in any way to HiTrust, HiPortfolio, Anova, AWD (Automated Work Distributor), or business process management through AWD.

You also agree that through June 30, 2014, you shall not directly or indirectly solicit or induce any employee of any DST Entity to leave employment with the DST Entity or otherwise communicate with any employee of any DST Entity regarding the possibility of leaving employment with the DST Entity.

You acknowledge and agree that the eighteen (18) month time period for the restrictions set forth above in this Section 5 is fair and reasonable in view of: (1) the extent of your important client and vendor contacts; (2) the extent of your knowledge of trade secrets and other Confidential Information, especially financial and technological information; (3) the fact that the lump sum payment paid under Section 2 exceeds the Company’s separation pay obligations under the Employment Agreement; and (4) the fact that you agreed to broader non-compete and non-solicitation provisions in your Employment Agreement and Award Agreements and the Company wishes to accommodate you by releasing you from the non-compete obligation and narrowing the customer non-solicitation provisions to extend only to Selected Customers.

You further acknowledge and agree that (a) the period of restriction in this Section 5 shall be tolled during any period of time during which you are not in compliance with the provisions of this Section 5, such that the aggregate duration of the restricted period shall be extended for a period of time equal to the aggregate period of time of any such non-compliance; and (b) the Company may do all necessary things, and take all necessary action, in Company’s discretion, to protect its rights under the Separation Agreement, including without limitation notifying any of your subsequent employers, partners or business associates of the existence of (and furnishing to any such person) the provisions of this Section 5.

If the final judgment of a court or arbitrator with competent jurisdiction declares that any term or provision of this Section 5 is invalid or unenforceable, you agree that the court or arbitrator making the determination of invalidity or unenforceability will have the power to reduce the scope, duration, or geographic area of the applicable term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and that the terms and provisions of this Section 5 will be enforceable as so modified.  You further agree that if any part of this Section 5 is held by a court or arbitrator with competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part by reason of any rule of law or public policy, and cannot be modified in accordance with this paragraph, such part shall be deemed to be severed from the remainder of this Section 5 for the purpose only of the particular legal proceedings in question, and all other covenants and provisions of the Separation Agreement shall in every other respect continue in full force and effect, and no covenant or provision shall be deemed dependent upon any other covenant or provision.

6.                                      You agree not to take any action to adversely affect or negatively influence the relationship of any DST Entity with any of its current or prospective clients, vendors or employees.  You further agree not to make any oral or written statements or engage in conduct of any kind that either directly or indirectly disparages, criticizes, defames, or otherwise casts a negative characterization upon any DST Entity, any member of the DST Board of Directors, or any employee of a DST Entity, and you agree not to direct, encourage, or assist anyone else to do so.  This prohibition includes, without limitation, making negative comments through emails, on the Internet, through social networking media, or in any other public or semi-public forum.

7.                                      You agree that you will cooperate to the fullest extent possible with any DST Entity regarding any pending or future litigation, claim, proceeding or other disputed issue involving any DST Entity or Plan that relates to matters within your knowledge or relates to your responsibilities while employed.  Cooperation, as used herein, means you shall:  (1) meet with DST Entity representatives and attorneys at reasonable times and places to answer questions regarding facts and other related issues (this includes travel to such locations as requested by the Company); (2) appear and provide testimony if requested by a DST Entity (this includes travel to such locations as requested by the DST Entity); (3) provide full, complete and truthful testimony if you ever testify in a deposition, trial or any other proceeding involving any DST Entity or a Plan; (4) notify the DST Global Solutions Limited or DST General Counsel within three (3) business days if you are served with a subpoena relating to any litigation, claim or proceeding involving a DST Entity or Plan, or if you are contacted by any adverse party or by any representative of an adverse party; and (5) not engage in any discussions with or otherwise assist any adverse party or any adverse party’s representatives related to any claim against any DST Entity or Plan, except as may be required by law.  The Company agrees to reimburse you for reasonable time and expenses incurred with respect to your compliance with your obligations under this Section 8.

8.                                      You agree that (a) for a violation of the Separation Agreement that either: (i) pertains to Section 5 of this Separation Agreement, or (ii) pertains to Section 4 or 6 of this Separation Agreement and is in intentional or reckless disregard of your obligations and has significantly harmed, or could reasonably be deemed to have the potential of significantly harming, a DST Entity or the position of a DST Entity in any potential or actual negotiation, dispute or transaction, then you shall return to the Company within ten (10) business days ninety percent (90%) of the lump sum amount referenced in Section 2 of this Separation Agreement, and (b) for any other violation you shall return to the Company within ten (10) business days fifty percent (50%) of the lump sum amount referenced in Section 2; provided if there are multiple violations, you will not be obligated to return a cumulative total of more than ninety (90%) of the lump sum amount referenced in Section 2.

The remedies set forth above are in addition to the Company’s right to seek injunctive relief and right to seek monetary damages above the amount of the required repayments under this Section 8.  You and the Company further agree that upon proof of a material violation of your obligations in Sections 4 and 5 of this Separation Agreement, such violation may cause irreparable injury to the relevant DST Entity that is not adequately remediable in damages and may entitle the DST Entity to temporary, preliminary and final injunctive relief against further breach of such obligations.  You agree to the waiver of any requirement for the posting of any bond as a condition to such equitable relief.

Your obligations in Sections 4, 5 and 6 are in addition to and independent of your existing nondisclosure, intellectual property protection and other obligations under your Employment Agreement and Award Agreements; provided, however, that the noncompete obligation has been extinguished and the customer nonsolicitation obligation has been narrowed as provided herein (together, the “Narrowing Revisions”).  Your obligations in Sections 4, 5 and 6 are also in addition to your obligations under the Ethics Policy and the DST Arbitration Policy.  Subject to the Narrowing Revisions, all of these other obligations remain in full force and effect and apply even after termination of your employment and your signing of the Separation Agreement.  Subject to the Narrowing Revisions, if any of your obligations in your Employment Agreement, any Award Agreement, Ethics Policy or DST Arbitration Policy are more or less restrictive than an obligation set forth in this Separation Agreement, you shall be bound by the obligation (whether in the Separation Agreement or in a separate agreement or policy) that is the most protective to the DST Entities.

9.                                      You agree to return to the Company by December 31, 2012 all business equipment provided to you by the Company and the originals and copies of business related files, documents, information and materials.  You also will return to the Company by December 31, 2012 all Company-supplied credit cards, identification cards and equipment.  You also agree to present any requests for reimbursement of business expenses by December 31, 2012 and that any expenses not presented by that date will not be eligible for reimbursement.  The Company will allow you to take ownership of your iPad, two Blackberry devices and a laptop following termination of your employment provided these are all presented to the Company for deletion of data before 31st December 2012.

10.                               You agree to the foreign tax credit obligations set forth in Addendum C to this Separation Agreement.

11.                               The Separation Agreement and the release of claims in Section 3 are normal Company practice.  The purpose is to provide for an amicable separation from employment and to help you avoid economic hardship.  We believe the Separation Agreement of claims are fair and reasonable, but because it is important for you to fully understand the Separation Agreement and for you to voluntarily agree to them, we advise you of the following:

a.              You are hereby advised and encouraged to consult with an attorney of your choice before signing the Separation Agreement and releasing your claims.

b.              You have up to twenty-one (21) days to consider this Separation Agreement including the release of claims.  If you fail to sign and return this Separation Agreement including release of claims on or before the expiration of twenty-one (21) days after you receive the Separation Agreement, the separation pay package set forth in the Separation Agreement will no longer be available to you.

c.               If you sign the Separation Agreement including release of claims, you then will have seven (7) calendar days to revoke the Separation Agreement if you change your mind.  The Separation Agreement does not become effective or enforceable until expiration of seven (7) calendar days and any revocation must be in writing and received by the undersigned person within seven (7) calendar days after you sign the Separation Agreement.  In order to be effective, the written revocation must be mailed to Randy Young and postmarked within seven (7) calendar days or delivered to Randy through personal delivery, telefax (816/855-3235) or email (rdyoung@dstsystems.com) within seven (7) calendar days.  Any payments made under Section 2 above must be returned for the revocation to be effective.

12.                               This Separation Agreement (including this letter and its addenda and the Compromise Agreement attached as Addendum A) sets forth the entire agreement between you, the Company, and the DST Entities and replaces or supersedes any other oral or written agreement, except as otherwise provided in the Separation Agreement with respect to continuing obligations under any existing arbitration agreement (including the DST Arbitration Policy), your existing obligations under your Employment Agreement and Award Agreements (except as the Narrowing Revisions apply), and your Ethics Policy obligations.  The Company has made no representations, agreements or promises other than the representations, agreements and promises specifically stated in this Separation Agreement.  The Separation Agreement cannot be changed except by a written agreement signed by you and myself as representative of the Company.  The Separation Agreement is for the compromise of potential and disputed claims, and the agreement and the consideration provided by the Company are not, and shall not be construed as, an admission of any liability whatsoever by any DST Entity or Plan.  The terms of this Separation Agreement shall be interpreted, governed and enforced in accordance with the law of the State of Delaware.

If you voluntarily agree to the terms of the Separation Agreement as set forth in this Separation Agreement, please sign in the space provided below.

/s/ Kenneth V. Hager
Kenneth V. Hager
On Behalf of DST Technologies, Inc.,
DST Systems, Inc., DST Global Solutions Limited,
and All Persons and Entities
Released Herein

KNOWING AND VOLUNTARY AGREEMENT BY THOMAS ABRAHAM

I have read and fully understand the terms of this Separation Agreement (which includes 20 pages including this signature page and the Addenda).  I knowingly and voluntarily agree to the terms set forth in this Separation Agreement, which include a release of my claims against DST Entities and the Plans that relate in any way to my employment or the termination of my employment.

Signature:	/s/ Thomas R. Abraham	Date:	29 November, 2012
Thomas Abraham

ADDENDUM A

THIS COMPROMISE AGREEMENT is made the                    day of                                                                   2012

BETWEEN

(1)                                          DST TECHNOLOGIES, INC., a Missouri corporation, of 1055 Broadway, Kansas City, MO 64105 (the “Employer”); and

(2)                                          THOMAS ABRAHAM of 15 St. John’s Wood Road St. John’s Wood, LONDON NW8 8RB (the “Employee”).

RECITALS

(A)                                        The Employee is employed by the Employer on the terms and subject to the conditions set out or referred to in an employment agreement dated 31 December 2008 (the “Employment Contract”).

(B)                                        The Employee’s employment will terminate on December 31, 2012 (the “Departure Date”) and the Employee has asserted claims against the Employer of unfair dismissal and wrongful dismissal (the “Claims”).

(C)                                        The Employee and the Employer have reached agreement that the Employee’s employment will terminate on the terms and conditions contained in this compromise agreement (the “Agreement”) and that this Agreement will settle all the Employee’s claims against the Employer arising out of his employment or the termination thereof.

(D)                                        The parties intend that this Agreement shall have effect as a statutory compromise agreement.

(E)                                         The Employer is entering into this Agreement without any admission of liability whatsoever.

OPERATIVE PROVISIONS

1.                                              Interpretation

In this Agreement (unless the context indicates otherwise):

“Group” means the Employer and each Group Company;

“Group Company” means any group undertaking (as defined in section 1161(5) of the Companies Act 2006) or associated undertaking (as defined in Schedule 6 Paragraph 19 of the Large and Medium-sized Companies and Groups (Accounts and Reports) Regulations 2008 (SI 2008/410)) of the Employer or any joint venture to which the Employer or any such group undertaking is a party;

“HMRC” means Her Majesty’s Revenue and Customs; and

“Separation Agreement” means the separation agreement between the Employer and the Employee of even date.

2.                                               Departure arrangements

2.1                                        The Employee’s employment and the Employment Contract will cease on the Departure Date.

2.2                                        Subject to the Separation Agreement, the Employer will continue to pay the Employee and provide him with his entitlement to salary and other benefits under the Employment Contract for the period ending on the Departure Date, when (save as set out in this Agreement and the Separation Agreement) all such entitlements will cease.

2.3                                        The Employee will receive his P45 (made up to the Departure Date) as soon as reasonably practicable after the Departure Date.

2.4                                        Upon signature of the Separation Agreement, the Company and the Employee will agree a suitable press release announcing the Employee’s departure. The Company, will, when requested to do so, provide to the Employee or a potential employer, a reference in the form of the agreed draft set out in Schedule 2.  This will be nothing more than dates of employment and job title in accordance with Company policy on giving references.

3.                                               Payments

3.1                                        By way of compensation for loss of employment and in full and final settlement of the Claims, the Employer will pay the sums and the benefits set out in this clause and the Separation Agreement (together being the “Termination Payment”), subject to compliance by the Employee with his obligations under the Separation Agreement and this Agreement.  The Termination Payment shall include the Employee’s entitlement (if any) to statutory minimum notice and statutory redundancy pay in accordance with English law.

3.2                                        The Termination Payment includes significant amount ($277,500 USD) for various expenses.  Of that amount, $20,000 USD has been included for Employee’s expenses (attorneys’ fees and VAT) to retain an Independent Adviser (as defined in clause 6.2.1 below) to advise the Employee on the terms and effect of this Agreement and in particular its effect on the Employee’s ability to pursue his rights before an employment tribunal.

3.3                                        The Employee acknowledges and agrees that save as expressly provided in this Agreement and the Separation Agreement, he has no claim for or entitlement to payment in lieu of accrued holiday (including any holiday that would have accrued before the end of the Employee’s notice period) or by way of reimbursement of expenses or as a bonus, commission, profit-sharing or other incentive payment.

3.4                                        With respect to directors’ and officers’ insurance coverage that would have otherwise been available for your benefit, DST will not take any action for the principal purpose of negating coverage for claims that may arise against you for services you performed for DST and its subsidiaries.

4.                                               Tax indemnity

4.1                                        Subject to the tax equalisation arrangements contained in the Separation Agreement, the Employee agrees to fully and properly indemnify and keep indemnified the Employer against any demand for tax (including, without limitation, income tax and employee’s national insurance contributions but excluding secondary class 1 National Insurance Contributions to the extent that recovery of the same from the Employee is prohibited by law) which may become payable arising from the payments and the arrangements set out in this Agreement or the Separation Agreement or arising out of the termination of his employment with the Employer and any interest, penalties, costs, damages or expenses which the Employer may incur in connection with such demand.  This indemnity shall not apply to any tax and national insurance contributions already deducted from any sums already paid to the Employee by the Employer. However, it is agreed that no such payment of tax, National Insurance Contributions, interest, penalty or fine will be made to HMRC without the particulars of the proposed payment being sent to the Employee promptly at the above address.

5.                                               Employee’s other obligations

5.1                                        The Employee agrees that he will procure that a signed copy of the certificate attached to this Agreement at Schedule 3 is provided to the Employer as a condition of any payment made to him under the Separation Agreement or clause 3 of this Agreement.

6.                                               Compromise of claims

6.1                                        The Employee agrees that the arrangements set out in this Agreement and the Separation Agreement shall constitute a statutory compromise agreement in full and final settlement of the Claims together with any and all other claims whether at common law, under statute, regulation or pursuant to European Community law, or otherwise which the Employee has or may in the future have (anywhere in the world, whether under English law, the Treaty of Rome, the Treaty of Amsterdam, laws of the State of Missouri or any other federal, state or local statutory or common law or otherwise) against the Employer or any Group Company or any employee, agent or officer of any such company, whether relating to his employment under the Employment Contract, its termination, or any other matter whatsoever, including but not limited to the following:

6.1.1                             any claim for breach of contract or for wrongful dismissal, in particular, for pay or benefits in lieu of notice or damages for termination of employment without proper notice;

6.1.2                             any claim for outstanding pay, accrued holiday pay, bonuses or commission;

6.1.3                             any claim for unfair dismissal (whether actual or constructive);

6.1.4                             any claim for a personal injury of which the Employee is aware, or ought reasonably to be aware, as at the date of this Agreement;

6.1.5                             any claim relating to unauthorised deductions under section 13 of the Employment Rights Act 1996;

6.1.6                             any claim for a redundancy payment, whether contractual or statutory and any claim for a protective award;

6.1.7                             any claim of discrimination or victimisation or less favourable treatment on any ground including but not limited to sex, marital or civil partnership status, colour, race, nationality, ethnic or national origin, disability, equal pay, sexual orientation, religion or belief, age, gender reassignment, trade union activities, trade union membership or non membership, status as a part-time or fixed-term employee or status as an employee representative;

6.1.8                             any claim in respect of working time or holidays or rest periods;

6.1.9                             any claim under the national minimum wage legislation; and

6.1.10                      any claim in relation to protected disclosures, under the Employment Rights Act 1996 and the Public Interest Disclosure Act 1998.

The claims listed in clauses 6.1.1 — 6.1.10 together with the Claims are referred to in this Agreement as the “Employment Claims”.  The Employee acknowledges that the Employer is relying on this clause 6 in entering into this Agreement and the Separation Agreement and confirms that he will discontinue and/or refrain from instituting legal proceedings against the Employer or the Group or any employee or officer of the Employer or the Group in respect of the Employment Claims.

6.2                                        The Employee warrants and confirms that:

6.2.1                             prior to accepting the terms of this Agreement, the Employee obtained advice from a relevant independent adviser, whose details are contained in Schedule 3 (the “Independent Adviser”), as to the terms and effect of this Agreement and, in particular, its effect on his ability to pursue his rights before an employment tribunal following its signing;

6.2.2                             the particular rights on which the Employee obtained advice from the Independent Adviser are the Employment Claims arising under the Equality Act 2010, the Equal Pay Act 1970, the Sex Discrimination Act 1975, the Race Relations Act 1976, the Trade Union and Labour Relations (Consolidation) Act 1992, the Disability Discrimination Act 1995, the Employment Rights Act 1996, the National Minimum Wage Act 1998, the National Minimum Wage Regulations 1999, the Public Interest Disclosure Act 1998, the Working Time Regulations 1998, the Transnational Information and Consultation etc. Regulations 1999, the Part-time Workers (Prevention of Less Favourable Treatment) Regulations 2000, the Fixed-term Employees (Prevention of Less Favourable Treatment) Regulations 2002, the Employment Equality (Sexual Orientation) Regulations 2003, the Employment Equality (Religion or Belief) Regulations 2003, the Information and Consultation of Employees Regulations 2004, the Occupational and Personal Pension Schemes (Consultation by Employers and Miscellaneous Amendment) Regulations 2006, the Social Security Contributions and Benefits Act 1992, the Maternity and Paternity Leave etc Regulations 1999 and the Employment Equality (Age) Regulations 2006 (in each case as amended) (together known as the “Employment Legislation”);

6.2.3                             so far as he is aware (having been advised by the Independent Adviser) all the claims which the Employee has or may have against the Employer under the Employment Legislation are referred to in clause 6.1 above and that there are not any facts or matters which might give rise to a claim by the Employee which he does not waive;

6.2.4                             the Employee is not aware of any illness, injury or other circumstances on the date of the signing of this Agreement that may give rise to a personal injury claim;

6.2.5                             the Independent Adviser advised the Employee that there was in force, at the time he received the advice, a contract of insurance covering the risk of a claim by him in respect of any loss arising in consequence of that advice; and

6.2.6                             the conditions regulating statutory compromise agreements entered into pursuant to the relevant provisions of the Employment Legislation (as defined above) are satisfied in relation to this Agreement.

7.                                               General

7.1                                        This Agreement shall be governed by and construed in accordance with English law and the parties submit to the exclusive jurisdiction of the English courts.

7.2                                        This Agreement may be executed in any number of counterparts, each in the like form, all of which taken together shall constitute one and the same document and any party may execute this Agreement by signing any one or more of such counterparts.

7.3                                        No variation of this Agreement shall be binding on any party unless and to the extent that the same is recorded in a written document executed by all parties.

7.4                                        Except as otherwise provided in this Agreement or in the Separation Agreement, including the exceptions in the Separation Agreement for continuing obligations under any existing arbitration agreement (including the DST Arbitration Policy), existing obligations under the Employee’s Employment Agreement and Award Agreements (except as the Narrowing Revisions in the Separation Agreement apply), and Ethics Policy obligations, the Separation Agreement and this Agreement constitute the whole and only agreements and understanding between the parties in relation to the termination of the Employee’s employment.  All previous drafts, agreements, understandings, undertakings, representations, warranties, promises and arrangements of any nature whatsoever between the parties with any bearing on the subject matter of this Agreement are superseded and extinguished, except insofar as any such thing is in terms repeated or otherwise reflected in this Agreement.

7.5                                       Nothing in this Agreement is intended to confer on any person any right to enforce any term of this Agreement which that person would not have had but for the Contracts (Rights of Third Parties) Act 1999 save that the Employer or the Group or any of its or their businesses or officers, employees, agents, customers, suppliers or shareholders may enforce or rely upon the terms which are intended for their benefit in this Agreement.

7.6                                        This Agreement is marked “Without Prejudice” and “Subject to Contract”. When the Agreement is signed by the Employer and the Employee and the Independent Adviser signs the Independent Adviser’s certificate attached at Schedule 1, the Agreement will be treated as an open document evidencing a binding agreement.

7.7                                        In this Agreement, any reference to a statute includes any regulation, statutory instrument or other subordinate legislation made under it and, except where the contrary is stated or the context otherwise requires, includes any amendment, consolidation, re-enactment or replacement of the statute, regulation, statutory instrument or other subordinate legislation in whole or part for the time being in force (and any statute, regulation, statutory instrument or other subordinate legislation which it amends or re-enacts).

SIGNED by	/s/ Kenneth V. Hager	)
Printed		)
Name:	Kenneth V. Hager	)
duly authorised for and on behalf of		)
DST TECHNOLOGIES, INC. (the Employer))

SIGNED by	/s/ Thomas R. Abraham	)
THOMAS ABRAHAM		)
(the Employee))

Dated                                                                                                  ,2012

DST TECHNOLOGIES, INC

-and-

THOMAS ABRAHAM

COMPROMISE AGREEMENT

WITHOUT PREJUDICE

SUBJECT TO CONTRACT

ADDENDUM B

Estimated Tax Payments for Non-Retirement Pay.

You will have a right throughout the remainder of 2012 to continued tax equalization processes as have already been occurring throughout 2012 for your normal compensation (“Non-Retirement Pay”), consisting of:

•                  base salary paid throughout 2012

•                  incentive compensation for 2011 received in March 2012

•                  two RSU vestings in March of 2012

•                  taxable benefits for 2012 (including reimbursement of 2012 expenses and regular taxable benefits received throughout 2012 as shown on your regular paychecks)

To continue the tax equalization processes, estimated U.S. hypothetical withholdings will continue to occur during the remainder of 2012, as will the remissions by DST Global Solutions of estimated tax amounts to the U.K. taxing authorities in the ordinary course.  An estimated  “true-up” will occur as described in this Addendum.

Estimated Tax Payments for 2012 Investment Income.

You will also have a right to estimated tax payments being made on your investment income for 2012 earned through November 21, 2012 (“Investment Income”).  Upon receipt of notice of such income, Deloitte (London) will calculate the estimated U.K. taxes due on the Investment Income taking into account your Non-Retirement Pay for 2012 and the hypothetical withholdings and remissions to U.K. taxing authorities for such amounts.  After presentation of the calculations to DST Global Solutions for review and approval, DST Global Solutions will remit an estimated tax amount on the Investment Income to the U.K. taxing authorities in the ordinary course.

Estimated True Up on Non-Retirement Pay and Investment Income for 2012.

Depending on calculations by Deloitte (London), there may be a year-end estimated ‘true-up’ if any is due on such Non-Retirement Pay and on 2012 investment income.  The estimated true-up payment, if any, will be based on the tax equalization processes for Non-Retirement Pay that have been occurring throughout 2012 and the estimated tax remissions to the U.K. taxing authorities on the Investment Income.  If the Separation Agreement is signed by November 21, 2012, any estimated true-up amount will be calculated by Deloitte (London) and (after presentation to DST Global Solutions Limited for review and approval) made by year-end 2012.

No Other Estimated Tax Payments/True-Ups to Occur.

In consideration of the fact that the true-up is being estimated in 2012, the Company will not require any amounts from you if hypothetical U.S. taxes for 2012 have been under-withheld by the Company such that you would otherwise owe the Company once tax returns are prepared for 2012 income.

If any other UK or U.S. taxes are ultimately due on the retirement pay set forth in Section 2 of the letter agreement (“Retirement Pay”) or the or Non-Retirement Pay as described in this Addendum, you will be responsible for them.  You will be responsible for paying taxes on the payout in 2013 of your Incentive Program Balance described in Section 1 of the Separation Agreement.

Deloitte (or another provider of your choice) will prepare at your expense your tax returns for Retirement Pay, Non-Retirement Pay, Investment Income and other income you receive for 2012 (since you will no longer be employed by the Company at the time the returns are prepared for 2012 income) and for the deferred cash compensation you will be receiving in 2013.  You will pay the provider directly for the tax preparation invoices.

Notification of Remissions to U.K. Taxing Authorities.  The Company will provide you information as to payments made to U.K. taxing authorities of the estimated tax payments in rows (G) and (I) in the table on page 2 of the Separation Agreement, the estimated tax payments on Non-Retirement Pay and Investment Income, and the U.K. social tax/National Insurance Tax amounts paid by the Company for your compensation.

ADDENDUM C — FOREIGN TAX CREDIT OBLIGATIONS

The Company has paid a significant amount of UK income and social taxes in excess of the hypothetical U.S. taxes that have been withheld from your pay during your ex pat assignment.  Subject to your execution of the Separation Agreement, the Company will pay additional tax amounts to the UK in connection with your retirement package.

U.K. taxes funded by the Company may either be creditable or deducted in your U.S. income tax returns. To the extent you claim a benefit in the U.S. for a U.K. tax credit funded by the Company or the tax effects of deducting U.K. foreign taxes funded by the Company (each, for purposes of this agreement, a “DST Credit” regardless of whether such benefit is current or part of a carry back or carry forward), such benefit belongs to the Company.

Under current U.S. tax laws and regulations, the DST Credits carry-forward for ten years based on the tax year paid.  The Company is limiting its rights under this agreement for tax years 2013 — 2018 (the “Period”).  With respect to taxes for the Period, the DST Credit will continue to belong to the Company if you derive a taxable benefit therefrom.

YOU ARE BOUND BY THE FOLLOWING OBLIGATIONS WITH RESPECT TO DST CREDITS:

1.  You will retain competent tax advisors familiar with the applicability of foreign tax credits/deductions to the preparation of U.S. returns and will identify such advisors to the Company and give them permission to discuss your use of or claim for, or potential use of or claim for, DST Credits on any tax returns prepared for the Period.

2.  The Company may discuss with your tax advisors whether you should be claiming or using a DST Credit on a U.S. return for the Period.  Your tax advisor is entitled to review any return or draft return (and supporting information) on which the Company or its advisor believes in good faith that you should be using or claiming or should have used or claimed the DST Credit.

3.  You and your tax advisors will use your respective best efforts to use or claim the benefit of any DST Credits that are available to you for tax returns prepared for the Period.  This could occur, for instance, if you work in a country where there is little or no foreign tax, causing you to pay taxes in the U.S. which might be offset or reduced by DST Credits.

4.  By the date of filing of any U.S. return for the Period on which you are claiming or using DST Credit, you will notify the Company of the amount of the DST Credit being claimed or used.

5.  You will pay the Company the amount of any DST Credit that you are able to or should have claimed or used on a U.S. tax return for the Period.  The amount will be due by the date of filing of your U.S. return on which you claimed or used or could have claimed or used the DST Credit.

6.  You will provide to the Company a carry forward schedule of your unused DST Credits for the Period, by the date of filing of your return for each year of the Period.

Dated                                                                                                   2012

DST TECHNOLOGIES, INC

-and-

THOMAS ABRAHAM

COMPROMISE AGREEMENT

THIS COMPROMISE AGREEMENT is made the            day of                                                2012

BETWEEN

(1)                                          DST TECHNOLOGIES, INC., a Missouri corporation, of 1055 Broadway, Kansas City, MO 64105 (the “Employer”); and

(2)                                          THOMAS ABRAHAM of 15 St. John’s Wood Road St. John’s Wood, LONDON NW8 8RB (the “Employee”).

RECITALS

(A)                                        The Employee is employed by the Employer on the terms and subject to the conditions set out or referred to in an employment agreement dated 31 December 2008 (the “Employment Contract”).

(B)                                        The Employee’s employment will terminate on December 31, 2012 (the “Departure Date”) and the Employee has asserted claims against the Employer of unfair dismissal and wrongful dismissal (the “Claims”).

(C)                                        The Employee and the Employer have reached agreement that the Employee’s employment will terminate on the terms and conditions contained in this compromise agreement (the “Agreement”) and that this Agreement will settle all the Employee’s claims against the Employer arising out of his employment or the termination thereof.

(D)                                        The parties intend that this Agreement shall have effect as a statutory compromise agreement.

(E)                                         The Employer is entering into this Agreement without any admission of liability whatsoever.

OPERATIVE PROVISIONS

1.                                               Interpretation

In this Agreement (unless the context indicates otherwise):

“Group” means the Employer and each Group Company;

“Group Company” means any group undertaking (as defined in section 1161(5) of the Companies Act 2006) or associated undertaking (as defined in Schedule 6 Paragraph 19 of the Large and Medium-sized Companies and Groups (Accounts and Reports) Regulations 2008 (SI 2008/410)) of the Employer or any joint venture to which the Employer or any such group undertaking is a party;

“HMRC” means Her Majesty’s Revenue and Customs; and

“Separation Agreement” means the separation agreement between the Employer and the Employee of even date.

2.                                               Departure arrangements

2.1                                        The Employee’s employment and the Employment Contract will cease on the Departure Date.

2.2                                        Subject to the Separation Agreement, the Employer will continue to pay the Employee and provide him with his entitlement to salary and other benefits under the Employment Contract for the period ending on the Departure Date, when (save as set out in this Agreement and the Separation Agreement) all such entitlements will cease.

2.3                                        The Employee will receive his P45 (made up to the Departure Date) as soon as reasonably practicable after the Departure Date.

2.4                                        Upon signature of the Separation Agreement, the Company and the Employee will agree a suitable press release announcing the Employee’s departure. The Company, will, when requested to do so, provide to the Employee or a potential employer, a reference in the form of the agreed draft set out in Schedule 2.  This will be nothing more than dates of employment and job title in accordance with Company policy on giving references.

3.                                               Payments

3.1                                        By way of compensation for loss of employment and in full and final settlement of the Claims, the Employer will pay the sums and the benefits set out in this clause and the Separation Agreement (together being the “Termination Payment”), subject to compliance by the Employee with his obligations under the Separation Agreement and this Agreement.  The Termination Payment shall include the Employee’s entitlement (if any) to statutory minimum notice and statutory redundancy pay in accordance with English law.

3.2                                        The Termination Payment includes a significant amount ($277,500 USD) for various expenses.  Of that amount, $20,000 USD has been included for Employee’s expenses (attorneys’ fees and VAT) to retain an Independent Adviser (as defined in clause 6.2.1 below) to advise the Employee on the terms and effect of this Agreement and in particular its effect on the Employee’s ability to pursue his rights before an employment tribunal.

3.3                                        The Employee acknowledges and agrees that save as expressly provided in this Agreement and the Separation Agreement, he has no claim for or entitlement to payment in lieu of accrued holiday (including any holiday that would have accrued before the end of the Employee’s notice period) or by way of reimbursement of expenses or as a bonus, commission, profit-sharing or other incentive payment.

3.4                                        With respect to directors’ and officers’ insurance coverage that would have otherwise been available for your benefit, DST will not take any action for the principal purpose of negating coverage for claims that may arise against you for services you performed for DST and its subsidiaries.

4.                                               Tax indemnity

4.1                                        Subject to the tax equalisation arrangements contained in the Separation Agreement, the Employee agrees to fully and properly indemnify and keep indemnified the Employer against any demand for tax (including, without limitation, income tax and employee’s national insurance contributions but excluding secondary class 1 National Insurance Contributions to the extent that recovery of the same from the Employee is prohibited by law) which may become payable arising from the payments and the arrangements set out in this Agreement or the Separation Agreement or arising out of the termination of his employment with the Employer and any interest, penalties, costs, damages or expenses which the Employer may incur in connection with such demand.  This indemnity shall not apply to any tax and national insurance contributions already deducted from any sums already paid to the Employee by the Employer. However, it is agreed that no such payment of tax, National Insurance Contributions, interest, penalty or fine will be made to HMRC without the particulars of the proposed payment being sent to the Employee promptly at the above address.

5.                                               Employee’s other obligations

5.1                                        The Employee agrees that he will procure that a signed copy of the certificate attached to this Agreement at Schedule 3 is provided to the Employer as a condition of any payment made to him under the Separation Agreement or clause 3 of this Agreement.

6.                                               Compromise of claims

6.1                                        The Employee agrees that the arrangements set out in this Agreement and the Separation Agreement shall constitute a statutory compromise agreement in full and final settlement of the Claims together with any and all other claims whether at common law, under statute, regulation or pursuant to European Community law, or otherwise which the Employee has or may in the future have (anywhere in the world, whether under English law, the Treaty of Rome, the Treaty of Amsterdam, laws of the State of Missouri or any other federal, state or local statutory or common law or otherwise) against the Employer or any Group Company or any employee, agent or officer of any such company, whether relating to his employment under the Employment Contract, its termination, or any other matter whatsoever, including but not limited to the following:

6.1.1                             any claim for breach of contract or for wrongful dismissal, in particular, for pay or benefits in lieu of notice or damages for termination of employment without proper notice;

6.1.2                             any claim for outstanding pay, accrued holiday pay, bonuses or commission;

6.1.3                             any claim for unfair dismissal (whether actual or constructive);

6.1.4                             any claim for a personal injury of which the Employee is aware, or ought reasonably to be aware, as at the date of this Agreement;

6.1.5                             any claim relating to unauthorised deductions under section 13 of the Employment Rights Act 1996;

6.1.6                             any claim for a redundancy payment, whether contractual or statutory and any claim for a protective award;

6.1.7                             any claim of discrimination or victimisation or less favourable treatment on any ground including but not limited to sex, marital or civil partnership status, colour, race, nationality, ethnic or national origin, disability, equal pay, sexual orientation, religion or belief, age, gender reassignment, trade union activities, trade union membership or non membership, status as a part-time or fixed-term employee or status as an employee representative;

6.1.8                             any claim in respect of working time or holidays or rest periods;

6.1.9                             any claim under the national minimum wage legislation; and

6.1.10                      any claim in relation to protected disclosures, under the Employment Rights Act 1996 and the Public Interest Disclosure Act 1998.

The claims listed in clauses 6.1.1 — 6.1.10 together with the Claims are referred to in this Agreement as the “Employment Claims”.  The Employee acknowledges that the Employer is relying on this clause 6 in entering into this Agreement and the Separation Agreement and confirms that he will discontinue and/or refrain from instituting legal proceedings against the Employer or the Group or any employee or officer of the Employer or the Group in respect of the Employment Claims.

6.2                                        The Employee warrants and confirms that:

6.2.1                             prior to accepting the terms of this Agreement, the Employee obtained advice from a relevant independent adviser, whose details are contained in Schedule 3 (the “Independent Adviser”), as to the terms and effect of this Agreement and, in particular, its effect on his ability to pursue his rights before an employment tribunal following its signing;

6.2.2                             the particular rights on which the Employee obtained advice from the Independent Adviser are the Employment Claims arising under the Equality Act 2010, the Equal Pay Act 1970, the Sex Discrimination Act 1975, the Race Relations Act 1976, the Trade Union and Labour Relations (Consolidation) Act 1992, the Disability Discrimination Act 1995, the Employment Rights Act 1996, the National Minimum Wage Act 1998, the National Minimum Wage Regulations 1999, the Public Interest Disclosure Act 1998, the Working Time Regulations 1998, the Transnational Information and Consultation etc. Regulations 1999, the Part-time Workers (Prevention of Less Favourable Treatment) Regulations 2000, the Fixed-term Employees (Prevention of Less Favourable Treatment) Regulations 2002, the Employment Equality (Sexual Orientation) Regulations 2003, the Employment Equality (Religion or Belief) Regulations 2003, the Information and Consultation of Employees Regulations 2004, the Occupational and Personal Pension Schemes (Consultation by Employers and Miscellaneous Amendment) Regulations 2006, the Social Security Contributions and Benefits Act 1992, the Maternity and Paternity Leave etc Regulations 1999 and the Employment Equality (Age) Regulations 2006 (in each case as amended) (together known as the “Employment Legislation”);

6.2.3                             so far as he is aware (having been advised by the Independent Adviser) all the claims which the Employee has or may have against the Employer under the Employment Legislation are referred to in clause 6.1 above and that there are not any facts or matters which might give rise to a claim by the Employee which he does not waive;

6.2.4                             the Employee is not aware of any illness, injury or other circumstances on the date of the signing of this Agreement that may give rise to a personal injury claim;

6.2.5                             the Independent Adviser advised the Employee that there was in force, at the time he received the advice, a contract of insurance covering the risk of a claim by him in respect of any loss arising in consequence of that advice; and

6.2.6                             the conditions regulating statutory compromise agreements entered into pursuant to the relevant provisions of the Employment Legislation (as defined above) are satisfied in relation to this Agreement.

7.                                               General

7.1                                        This Agreement shall be governed by and construed in accordance with English law and the parties submit to the exclusive jurisdiction of the English courts.

7.2                                        This Agreement may be executed in any number of counterparts, each in the like form, all of which taken together shall constitute one and the same document and any party may execute this Agreement by signing any one or more of such counterparts.

7.3                                       No variation of this Agreement shall be binding on any party unless and to the extent that the same is recorded in a written document executed by all parties.

7.4                                        Except as otherwise provided in this Agreement or in the Separation Agreement, including the exceptions in the Separation Agreement for continuing obligations under any existing arbitration agreement (including the DST Arbitration Policy), existing obligations under the Employee’s Employment Agreement and Award Agreements (except as the Narrowing Revisions in the Separation Agreement apply), and Ethics Policy obligations, the Separation Agreement and this Agreement constitute the whole and only agreements and understanding between the parties in relation to the termination of the Employee’s employment.  All previous drafts, agreements, understandings, undertakings, representations, warranties, promises and arrangements of any nature whatsoever between the parties with any bearing on the subject matter of this Agreement are superseded and extinguished, except insofar as any such thing is in terms repeated or otherwise reflected in this Agreement.

7.5                                        Nothing in this Agreement is intended to confer on any person any right to enforce any term of this Agreement which that person would not have had but for the Contracts (Rights of Third Parties) Act 1999 save that the Employer or the Group or any of its or their businesses or officers, employees, agents, customers, suppliers or shareholders may enforce or rely upon the terms which are intended for their benefit in this Agreement.

7.6                                        This Agreement is marked “Without Prejudice” and “Subject to Contract”. When the Agreement is signed by the Employer and the Employee and the Independent Adviser signs the Independent Adviser’s certificate attached at Schedule 1, the Agreement will be treated as an open document evidencing a binding agreement.

7.7                                        In this Agreement, any reference to a statute includes any regulation, statutory instrument or other subordinate legislation made under it and, except where the contrary is stated or the context otherwise requires, includes any amendment, consolidation, re-enactment or replacement of the statute, regulation, statutory instrument or other subordinate legislation in whole or part for the time being in force (and any statute, regulation, statutory instrument or other subordinate legislation which it amends or re-enacts).

SIGNED by	/s/ Kenneth V. Hager	)
Printed		)
Name:	Kenneth V. Hager	)
duly authorised for and on behalf of		)
DST TECHNOLOGIES, INC. (the Employer))

SIGNED by	/s/ Thomas R. Abraham	)
THOMAS ABRAHAM		)
(the Employee))